Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 333-17701 and 333-62070 on Form S-8, of our report dated December 10, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle) appearing in this Annual Report on Form 10-K of Peoples Energy Corporation for the year ended September 30, 2003.

DELOITTE & TOUCHE LLP
Chicago, Illinois

December 10, 2003